UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On September 13, 2017, the Board of Directors (the “Board”) of Intel Corporation (“Intel”) elected Andrew Wilson as a member of the Board, effective immediately.

The Board has determined that Mr. Wilson qualifies as “independent” in accordance with the published listing requirements of NASDAQ. Mr. Wilson has not been appointed to any Board committees at this time.

Mr. Wilson, 43, joined Electronic Arts Inc. (“EA”) in May 2000 and has served as EA’s Chief Executive Officer and director of EA since September 2013. Previously, Mr. Wilson held several leadership positions at EA, including serving as Executive Vice President, EA SPORTS from August 2011 to September 2013. Mr. Wilson also serves as Chairman of the Board of Directors of the World Surf League.

Mr. Wilson will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing in September 2017, Mr. Wilson will be paid an annual retainer of $90,000 (in addition to any committee fees), which will be pro-rated for his first year of service. In addition, in the fourth quarter of 2017, Mr. Wilson will be granted non-employee director outperformance restricted stock units and restricted stock units. Mr. Wilson’s awards will have a cumulative value on the grant date of approximately $146,666, which is pro-rated from the value of the annual awards granted to non-employee directors, and the awards will vest on the same schedule as the annual awards granted to non-employee directors in February 2017, subject to his continued service on the Board.

Mr. Wilson will also enter into Intel’s standard form of directors’ indemnification agreement with Intel, pursuant to which Intel agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 7.01	Regulation FD Disclosure.

Intel’s press release announcing the election of Mr. Wilson is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit Number	Description

99.1	Intel press release dated September 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date: September 18, 2017	/s/ Susie Giordano
Susie Giordano Corporate Vice President and Corporate Secretary